Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr.
Wood Dale, IL 60191
www.psiengines.com

Power Solutions International Announces Appointment of Two New

Independent Directors to Its Board and Audit Committee

New Independent Director Appointees Provide Significant Financial and Executive

Management Expertise and Completely Fill Open Roles on the Audit Committee

WOOD DALE, Ill., July 19, 2017 — Power Solutions International, Inc. (“the Company”) (OTC Pink: PSIX), a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems, announced that on July 13, 2017, the Nominating and Governance Committee of the Board of Directors (the “Board”) of the Company, appointed Leslie A. Coolidge and Frank P. Simpkins as independent directors on the Board and members of the Board’s Audit Committee. Ms. Coolidge was also appointed as chair of the Audit Committee.

Both Ms. Coolidge and Mr. Simpkins have substantial public company experience and qualify as audit committee financial experts under applicable Securities and Exchange Commission (SEC) regulations. With the appointment of Ms. Coolidge and Mr. Simpkins, the Board has filled all three of the vacancies on the Audit Committee, having previously appointed Jason Lin to the Audit Committee.

Shaojun Sun, Chairman of the Board of Directors, commented, “I am delighted to welcome both Leslie and Frank as new independent members of our board of directors. These appointments mark the culmination of a robust search and vetting process designed to fill open audit committee roles with individuals with appropriate public company experience. As PSI evolves through its strategic collaboration with Weichai, we look forward to working with Leslie, Frank, the rest of the board, and management to achieve our growth objectives and deliver long-term shareholder value.”

Ms. Coolidge, age 58, has over 35 years of public company financial expertise. She was national technical director of Riveron Consulting, LLC, a professional services firm, from 2016 to 2017. From 2013 until 2015, she served as a consultant and chief financial officer advisor for Resources Global Professionals, a professional services firm. From 1981 until 2009, Ms. Coolidge was employed by KPMG LLP, where she retired as an audit and SEC reviewing partner. At KPMG, Ms. Coolidge led significant global audit engagements, serving major companies with their complex accounting, financial, and strategic needs. During her 28 years at KPMG, Ms. Coolidge led client engagement teams auditing SEC registrants and concurrently served as concurring review partner. In addition to her client engagements, she served as a partner in KPMG’s Department of Professional Practice, where she was the firm’s representative on the American Institute of CPAs’ (“AICPA”) Accounting Standards Executive Committee. Ms. Coolidge serves on the boards of the Chicago Academy of Sciences and its Peggy Notebaert Nature Museum and the International Crane Foundation. Ms. Coolidge received her bachelor of arts degree in government from Harvard University and master of science degree in accounting from New York University. She is a member of the AICPA and a certified public accountant in Illinois and New York.

Mr. Simpkins, age 54, has over 25 years of executive management and financial experience. From June 2016 to December 2016, Mr. Simpkins served as chief financial officer of Emerson Network Power, part of Emerson Electric Co., a publicly traded electronics company. From 1995 to 2015, Mr. Simpkins was employed in financial positions of increasing responsibility at Kennametal Inc., a publicly traded global leader in the design and manufacture of engineered components, advanced materials and cutting tools, ultimately serving as vice president and chief financial officer from 2006 to 2015. Kennametal serves customers in more than 60 countries worldwide, with more than 50 percent of revenues from outside North America. Mr. Simpkins previously served on the board of trustees of Pennsylvania State University, New Kensington. Mr. Simpkins holds a bachelor of science degree in accounting from Pennsylvania State University.

About Power Solutions International, Inc. Power Solutions International, Inc. (PSI or the Company) is a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, gasoline and diesel.

PSI develops and delivers powertrains purpose built for the Class 3 through Class 7 medium duty trucks and buses for the North American and Asian markets, which includes work trucks, school and transit buses, terminal tractors, and various other vocational vehicles. In addition, PSI develops and delivers complete industrial power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, distributed generation, demand response, and co-generation power (CHP) applications; and mobile industrial applications that include forklifts, aerial lifts, industrial sweepers, aircraft ground support, arbor, agricultural and construction equipment. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward-looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation: the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; management’s ability to successfully implement the Audit Committee’s remedial recommendations; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings; the impact of recent resignations of the Company’s directors and certain executive officers and any delays and challenges encountered in recruiting replacements for open positions and the replacements’ transition into their positions; and any negative impacts from delisting of the Company’s common stock from Nasdaq and any delays and challenges in obtaining a re-listing on a stock exchange. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Power Solutions International, Inc.

Jeremy Lessaris

VP of Global Marketing & Communications

+1 (630) 350-9400

jlessaris@psiengines.com

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com